EXHIBIT 12.1

                 CENTRAL POWER AND LIGHT COMPANY (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED MARCH 31,1999
                            (Thousands Except Ratio)
                                   (Unaudited)


     Operating Income                               $283,166

     Adjustments
        Income taxes                                 127,956
        Provision for deferred income taxes          (11,480)
        Deferred investment tax credits               (3,858)
        Other income and deductions                   (1,041)
        Allowance for borrowed and equity funds
             Used during construction                  3,007
                                                    ---------

               Earnings                             $397,750
                                                    =========


     Fixed Charges:
        Interest on long-term debt                  $ 92,630
        Interest on short-term debt and other         14,963
        Distributions on Trust Preferred Securities   12,000
                                                    ---------

               Fixed Charges                        $119,593
                                                    =========


     Ratio of Earnings to Fixed Charges               3.33
                                                    =========